Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Myers Industries, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock, without par value, for offering and sale pursuant to the Myers Industries, Inc. 2021 Long-Term Incentive Plan, hereby constitutes and appoints Michael P. McGaugh and Sonal P. Robinson, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 29th day of April, 2021.

/s/ Michael P. McGaugh	/s/ Sonal P. Robinson
Michael P. McGaugh President, Chief Executive Officer and Director (Principal Executive Officer)	Sonal P. Robinson Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ F. Jack Liebau, Jr.	/s/ Yvette Dapremont Bright
F. Jack Liebau, Jr.	Yvette Dapremont Bright
Chairman, Director	Director

/s/ Sarah R. Coffin	/s/ Ronald M. De Feo
Sarah R. Coffin	Ronald M. De Feo
Director	Director

/s/ William A. Foley	/s/ Jeffrey Kramer
William A. Foley	Jeffrey Kramer
Director	Director

/s/ Bruce M. Lisman	/s/ Lori Lutey
Bruce M. Lisman	Lori Lutey
Director	Director

/s/ Robert A. Stefanko
Robert A. Stefanko Director